EXHIBIT 99.1

The Trade Desk Reports Fourth Quarter and Fiscal Year 2016 Financial Results

LOS ANGELES, Feb. 16, 2017 (GLOBE NEWSWIRE) -- The Trade Desk, Inc. (NASDAQ:TTD), a provider of a global technology platform for buyers of advertising, today announced financial results for its fourth quarter and fiscal year ended December 31, 2016.

To summarize the year, founder and CEO of The Trade Desk, Jeff Green, said, “We surpassed $1 billion in gross spend on our platform, grew revenue 78% to more than $200 million, generated $75 million of net cash from operating activities and completed a successful IPO.  2016 was a massive year for The Trade Desk.  Our mission has always been to change the way all of advertising is bought. Today advertisers are wasting billions of dollars overloading consumers with uncoordinated or irrelevant messaging because media buying is done through multiple uncoordinated specialty targeting shops or with media companies directly. We are the only purely independent demand side platform buying media at scale, objectively, across all digital channels and devices. We are still early in our growth trajectory and we expect 2017 to be another record year for the company as we continue to see great momentum from our customers in the adoption of programmatic advertising on our platform and our global offerings.”

Fourth Quarter and Fiscal Year 2016 Financial Highlights:

The following table summarizes our consolidated financial results for the quarter and fiscal year ended December 31, 2016 and 2015 ($ in millions, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
GAAP Results
Revenue	$72.4	$42.7	$202.9	$113.8
Increase in revenue year over year	70%	131%	78%	156%
Net Income	$10.3	$5.7	$20.5	$15.9
Diluted EPS(1)	$0.24	$0.13	$(1.46)	$0.39

Non-GAAP Results
Adjusted EBITDA	$28.6	$18.7	$65.2	$39.2
Adjusted EBITDA Margin	39%	44%	32%	34%
Non-GAAP Net Income(1)	$14.2	$10.6	$35.3	$22.3
Non-GAAP Diluted EPS(1)	$0.33	$0.28	$0.89	$0.61

(1) Attributable to common stockholders-diluted.

Fourth Quarter and Fiscal Year 2016 Business Highlights Include:

  Continued Omni-channel Growth: 2016 gross spend with non-display campaigns increased to over half of gross spend for the first time driven by newer channels such as Mobile and Video. Omni-channel solutions remain a strategic focus for The Trade Desk as the industry continues shifting toward transparency and programmatic buying.  Specific channel highlights include:
    Native spend grew over 700% from Q32016 to Q42016
    Mobile In-App grew over 400% from Q42015 to Q42016
    Mobile video grew nearly 300% from 2015 to 2016
    Connected TV grew over 100% from Q32016 to Q42016
  Strong Customer Traction and Retention: The Trade Desk ended 2016 with 566 active customers and customer retention remained over 95% during the quarter, as it has for the previous 12 quarters.
  New Products and Features: Throughout the year, The Trade Desk issued a number of new channels, product features and enhancements to its platform including
    New Channels in Native and Audio
    New cross-device targeting capabilities
    A major new user interface update
    Workflow improvement releases designed for media buyers to optimize and better leverage the platform including simpler wizards and templates for easier startup, customizable reports at all levels and reporting improvements to enterprise APIs.
  Global Footprint Expansion: In the fourth quarter of 2016, The Trade Desk broadened its coverage with the opening of its 17th office in Jakarta, Indonesia. Additional geographic expansion is planned in the first quarter of 2017.
  Best Places to Work: The Trade Desk ranked #20 on Glassdoor’s 2017 Best Places to Work list in the Top Small and Medium business category, was named for the third year in a row on Outside Magazine’s list of Best Places to Work in America coming in at #13 and was named by Crain’s New York Business 2016 as one of the best places to work in New York City.

Full Year 2017 and First Quarter Outlook:

Mr. Green added: “The industry is continuing to see ad dollars shift to programmatic and our customers are expecting to spend significantly more with us than they did in 2016.  For 2017, we expect gross spend on our platform to be at least $1.45 billion and revenue to be over $270 million. In the year ahead, we are opening new offices globally and are making aggressive investments in high growth areas such as mobile, video and globally to grab share and deepen our engagement and strategic importance with our customers.   This will cause our expenses to grow at a faster rate in 2017 and as a result we expect our adjusted EBITDA to be about $72 million. In 2017, growing and winning market share are more important than extracting profits.  Focusing on growth at least through the rest of this year will ultimately maximize profitability over the long-term.“

The Trade Desk is providing its financial targets for the fiscal year 2017 and first quarter of 2017. The Company’s financial targets are as follows:

Full Year 2017

  Total Gross Spend of $1.45 billion
  Revenue of $270 million
  Adjusted EBITDA of $72 million

First Quarter 2017:

  Revenue of $43 million
  Adjusted EBITDA of breakeven plus or minus $2 million

Reconciliation of adjusted EBITDA guidance to the closest corresponding U.S. GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the variability and complexity with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of our stock-based compensation expense that are directly impacted by unpredictable fluctuations in our share price. We expect the variability of the above charges could have a significant, and potentially unpredictable, impact on our future U.S. GAAP financial results.

Use of Non-GAAP Financial Information

Included within this press release are non-GAAP financial measures that supplement the Company's Condensed Consolidated Statements of Operations prepared under generally accepted accounting principles (GAAP). These non-GAAP financial measures adjust the Company's actual results prepared under GAAP by excluding charges for stock-based compensation, changes in fair value of preferred stock warrant liabilities and a liquidation fee related to a prior debt facility that became due upon the IPO. A 40% tax rate on the liquidation fee has been used in the computation of non-GAAP EPS, and as the other excluded charges are non-taxable, a tax effect for those charges was not included. Also included in these non-GAAP financial measures are adjustments to diluted earnings per share amounts, as applicable, to reflect the conversion upon the IPO of all then-outstanding shares of convertible preferred stock voting together as a single class on an as-converted to common share basis of each outstanding convertible preferred share into one third of one share of common stock using the as-if-converted method, as of January 1, 2015, or the date of issuance, if later. Reconciliations of GAAP to non-GAAP amounts for the periods presented herein are provided in schedules accompanying this release and should be considered together with the Condensed Consolidated Statements of Operations. These non-GAAP measures are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. The Company's management believes that this information can assist investors in evaluating the Company's operational trends, financial performance, and cash generating capacity. Management believes these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management. However, the non-GAAP financial measures should not be regarded as a replacement for or superior to corresponding, similarly captioned, GAAP measures.

Annual Report on Form 10-K

The company expects to file its annual report on Form 10-K for the fiscal year 2016 with the Securities and Exchange Commission on Thursday February 16, 2017. This report will be available for viewing and download at http://investors.thetradedesk.com/.

Fourth Quarter and Fiscal Year 2016 Results Webcast and Conference Call Details

  When: February 16, 2017 at 2:00 P.M. Pacific Time (5:00 P.M. Eastern Time).
  Webcast: A live webcast of the call can be accessed from the Investor Relations section of The Trade Desk’s website at http://investors.thetradedesk.com/.  Following the call, a replay will be available on the company’s website.
  Dial-in: To access the call via telephone in North America, please dial 866-682-6100.  For international callers, please dial 1-862-255-5401.  Participants should reference the conference call ID “The Trade Desk Call” after dialing in.
  Audio replay:  An audio replay of the call will be available beginning about two hours after the call.  To listen to the replay in North America, please dial 1-877-481-4010 (replay code: 10239).  International callers, please dial 1-919-882-2331 (access code: 10239). The audio replay will be available via telephone until March 2, 2017.

About The Trade Desk

The Trade Desk™ (Nasdaq:TTD) is a technology company that empowers buyers of advertising. Through its self-service, cloud-based platform, ad buyers can create, manage, and optimize more expressive data-driven digital advertising campaigns across ad formats, including display, video, audio, native and, social, on a multitude of devices, such as computers, mobile devices, and connected TV. Integrations with major data, inventory, and publisher partners ensure maximum reach and decisioning capabilities, and enterprise APIs enable custom development on top of the platform. Headquartered in Ventura, CA, The Trade Desk has offices across the United States, Europe, and Asia.

Forward-Looking Statements:

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to expectations concerning matters that (a) are not historical facts, (b) predict or forecast future events or results, or (c) embody assumptions that may prove to have been inaccurate. These forward-looking statements involve risks, uncertainties and assumptions. When words such as “believe,” “expect,” “anticipate,” “will”, “outlook” or similar expressions are used, the Company is making forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it cannot give readers any assurance that such expectations will prove correct. The actual results may differ materially from those anticipated in the forward-looking statements as a result of numerous factors, many of which are beyond the control of the Company. These are disclosed in the Company’s reports filed from time to time with the Securities and Exchange Commission, including its most recent S-1 report and 10-K, available at www.sec.gov. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company does not intend to update any forward-looking statement contained in this press release to reflect events or circumstances arising after the date hereof.

THE TRADE DESK, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Revenue	$72,410	$42,658	$202,926	$113,836
Operating expenses:
Platform operations	13,259	7,357	39,876	22,967
Sales and marketing	14,774	8,264	46,056	26,794
Technology and development	9,619	4,312	27,313	12,819
General and administrative	10,721	4,740	32,163	13,276
Total operating expenses	48,373	24,673	145,408	75,856
Income from operations	24,037	17,985	57,518	37,980
Total other expense, net	1,073	5,313	13,684	8,125
Income before income taxes	22,964	12,672	43,834	29,855
Provision for income taxes	12,684	7,022	23,352	13,926
Net income	$10,280	$5,650	$20,482	$15,929
Net income (loss) attributable to common stockholders	$10,280	$1,828	$(26,727)	$8,764
Earnings (loss) per share:
Basic	$0.27	$0.17	$(1.46)	$0.85
Diluted	$0.24	$0.13	$(1.46)	$0.39
Weighted average shares outstanding:
Basic	38,588	10,579	18,280	10,290
Diluted	43,023	14,564	18,280	16,779

STOCK-BASED COMPENSATION EXPENSE
(Amounts in thousands)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Platform operations	$642	$20	$756	$71
Sales and marketing	1,389	39	1,707	127
Technology and development	1,183	32	1,513	85
General and administrative	794	32	1,080	91
Total	$4,008	$123	$5,056	$374

THE TRADE DESK, INC.

CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)

	As of	As of
	December 31,	December 31,
	2016	2015
ASSETS
Current assets:
Cash	$133,400	$4,047
Accounts receivable, net	377,240	191,943
Prepaid expenses and other current assets	5,763	3,812
Total current assets	516,403	199,802
Property and equipment, net	14,779	6,625
Deferred taxes, net	1,778	1,171
Other assets, non-current	4,636	2,633
Total assets	$537,596	$210,231

LIABILITIES, CONVERTIBLE PREFERRED STOCK
AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$321,163	$108,461
Accrued expenses and other current liabilities	22,973	10,439
Total current liabilities	344,136	118,900
Debt, net	25,847	44,888
Convertible preferred stock warrant liabilities	-	6,927
Other liabilities, non-current	3,233	1,170
Total liabilities	373,216	171,885

Convertible preferred stock	-	24,204
Stockholders' equity:
Preferred stock	-	-
Common stock	-	-
Additional paid‑in capital	179,198	1,039
Retained earnings (accumulated deficit)	(14,818)	13,103
Total stockholders' equity	164,380	14,142
Total liabilities, convertible preferred stock and stockholders' equity	$537,596	$210,231

THE TRADE DESK, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	Year Ended
	December 31,
	2016	2015
OPERATING ACTIVITIES:
Net income	$20,482	$15,929
Adjustments to reconcile net income to net cash provided by (used in)
operating activities:
Depreciation and amortization	3,798	1,828
Stock‑based compensation	5,056	374
Change in fair value of preferred stock warrant liabilities	9,458	5,961
Deferred income taxes	(607)	338
Other	3,050	718
Changes in operating assets and liabilities:
Accounts receivable	(187,736)	(114,170)
Prepaid expenses and other assets	(2,675)	(3,040)
Accounts payable	209,483	50,021
Accrued expenses and other liabilities	14,722	5,481
Net cash provided by (used in) operating activities	75,031	(36,560)
INVESTING ACTIVITIES:
Purchase of property and equipment	(6,884)	(5,128)
Capitalized software development costs	(2,337)	(1,799)
Redemption of short-term investment	-	551
Net cash used in investing activities	(9,221)	(6,376)
FINANCING ACTIVITIES:
Proceeds from line of credit	75,847	30,000
Repayment on line of credit	(65,000)	(15,000)
Proceeds from term debt	-	15,000
Repayment of term debt	(30,000)	-
Payment of debt financing costs	(976)	(190)
Payment of financing obligations	(550)	(109)
Proceeds from issuance of Series C convertible preferred stock	60,000	-
Repurchase of preferred stock and common stock	(54,000)	-
Proceeds from exercise of stock options	488	166
Proceeds from employee stock purchase plan	4,224	-
Payment of stock repurchase costs	(155)	(39)
Payment of Series C convertible preferred stock offering costs	(129)	-
Proceeds from the issuance of Class A common stock in initial public offering,
net of underwriting commissions	78,120	-
Payment of offering costs—initial public offering	(4,326)	(160)
Net cash provided by financing activities	63,543	29,668
Increase (decrease) in cash	129,353	(13,268)
Cash—Beginning of the year	4,047	17,315
Cash—End of the year	$133,400	$4,047

Non-GAAP Financial Metrics
(Amounts in thousands, except per share amounts)

The following tables show the Company’s GAAP financial metrics reconciled to non-GAAP financial metrics included in this release.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015

Net income	$10,280	$5,650	$20,482	$15,929
Add back:
Depreciation and amortization expense	1,186	705	3,798	1,828
Interest expense	411	425	3,075	1,141
Provision for income taxes	12,684	7,022	23,352	13,926
Stock-based compensation expense	4,008	123	5,056	374
Change in fair value of preferred stock warrant liabilities	-	4,799	9,458	5,961
Adjusted EBITDA	$28,569	$18,724	$65,221	$39,159

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015

GAAP net income (loss) attributable to common stockholders	$10,280	$1,828	$(26,727)	$8,764
Add back (deduct):
Income attributable to dilutive convertible preferred stock	-	-	-	1,624
Preferred stock modification	-	-	-	(3,793)
GAAP net income (loss) attributable to common stockholders-diluted	10,280	1,828	(26,727)	6,595
Add back (deduct):
Stock-based compensation expense	4,008	123	5,056	374
Change in fair value of preferred stock warrant liabilities	-	4,799	9,458	5,961
Liquidation fee related to prior debt facility	-	-	750	-
Premium on repurchase of convertible preferred stock	-	-	47,209	-
Income attributable to convertible preferred stock	-	3,822	-	10,958
Income attributable to dilutive convertible preferred stock	-	-	-	(1,624)
Adjustment for income taxes	(118)	-	(444)	-
Non-GAAP net income attributable to common stockholders-diluted	$14,170	$10,572	$35,302	$22,264

GAAP weighted average shares outstanding-diluted	43,023	14,564	18,280	16,779
Add back:
Convertible preferred stock	-	22,110	16,268	19,320
Dilutive stock options to purchase common stock	-	-	4,518	-
Dilutive ESPP shares	-	-	36	-
Dilutive stock warrants	-	640	363	547
Non-GAAP weighted average shares outstanding-diluted	43,023	37,314	39,465	36,646

GAAP diluted EPS attributable to common stockholders	$0.24	$0.13	$(1.46)	$0.39
Non-GAAP diluted EPS attributable to common stockholders	$0.33	$0.28	$0.89	$0.61

Contact Information:
Investors
Chris Toth
ir@thetradedesk.com
310-334-9183

Media
Alexis Roberts
Blast PR for The Trade Desk
alexisr@blastpr.com
805-886-8511